UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2026

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1290 Avenue of the Americas

New York, NY 10104

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 29, 2025, FuboTV Inc. (the “Company” or “Fubo”), The Walt Disney Company (“Disney”) and Hulu, LLC (“Hulu”) consummated the transactions contemplated by the Business Combination Agreement, dated as of January 6, 2025 (the “Business Combination Agreement”), by and among Fubo, Disney and Hulu, pursuant to which the parties combined Fubo’s business with Disney’s Hulu + Live TV business (such transactions, collectively, the “Business Combination”).

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

On January 5, 2026, FuboTV Inc. (the “Company”) issued a promissory note (the “Note”) to Disney Enterprises, Inc. (the “Lender”), an affiliate of The Walt Disney Company, pursuant to which the Company borrowed an aggregate principal amount of $145,000,000. The Note was issued pursuant to a commitment letter (the “Commitment Letter”), dated January 6, 2025, executed concurrently with the Business Combination Agreement, pursuant to which the Lender committed to provide the Company, on January 5, 2026 and on the terms and subject to the conditions set forth therein, up to $145.0 million of indebtedness in the form of a senior unsecured term facility. The Commitment Letter and the related financing arrangement were previously described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on January 6, 2025, as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on January 10, 2025.

The Note bears interest at a rate equal to 4.2% per annum. The Note is unsecured and matures on January 5, 2031 unless earlier repaid, subject to springing maturity in the event the Company incurs certain unsecured indebtedness with a scheduled maturity prior to January 5, 2031. The Company may prepay any portion of the outstanding principal at any time without penalty.

The Note includes customary covenants and sets forth certain events of default after which the outstanding principal may be declared immediately due and payable, including certain types of bankruptcy or insolvency events of default involving the Company and certain of its subsidiaries.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, a copy of the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As previously disclosed, the closing of the Business Combination constituted a fundamental change under the indenture governing the Company’s Convertible Senior Secured Notes due 2029 (CUSIP No. 35953D AC8) (the “2029 Notes”), triggering the Company’s delivery of a notice to holders of 2029 Notes regarding their fundamental change repurchase right (the “Tender Offer”). The Tender Offer expired on January 6, 2026 at 5:00 p.m. New York City time (the “Expiration Time”). As of the Expiration Time, none of the outstanding 2029 Notes were surrendered for repurchase pursuant to the Tender Offer. As of the date of this Current Report on Form 8-K, the aggregate principal amount of 2029 Notes outstanding is approximately $177,500,000, which will mature on February 15, 2029, unless earlier repurchased or converted.

Holders of the Company’s 3.25% Convertible Senior Notes due 2026 (CUSIP No. 35953D AB0) (the “2026 Notes”) may exercise their fundamental change repurchase right until 5:00 p.m., New York City time, on January 13, 2026. Any 2026 Notes not validly surrendered prior to such time will remain outstanding and mature on February 15, 2026, unless earlier repurchased or converted. As of the date of this Current Report on Form 8-K, the aggregate principal amount of 2026 Notes outstanding is $144,765,000, and the Company currently expects to use proceeds from the Note to repay the 2026 Notes at or prior to maturity.

On January 7, 2026, the Company issued a press release announcing the issuance of the Note and the expiration of the Tender Offer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Promissory Note
99.1	Press Release, dated as of January 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: January 7, 2026	By:	/s/ David Gandler
David Gandler
Chief Executive Officer